Exhibit 10.1

AMENDMENT NO. 1 TO
COMMON STOCK PURCHASE WARRANT

This AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT (this “Amendment”) is entered into as of June 24, 2024, by and between Envoy Medical, Inc., a Delaware corporation (the “Company”), and Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP and Meteora Strategic Capital, LLC (collectively, the “Holder”). Capitalized terms used herein and not otherwise defined are defined in the Original Warrant (as defined below).

WHEREAS, the Holder is the holder of a Common Stock Purchase Warrant, issued as of November 27, 2023, to purchase up to 3,874,394 shares of Common Stock (the “Original Warrant”);

WHEREAS, pursuant to Section 5(m) of the Original Warrant, the Original Warrant may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend the Original Warrant as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1. Amendment to Termination Date. The Original Warrant is hereby amended by deleting the reference to “June 30, 2024” in the definition of “Termination Date” in the initial paragraph thereof and inserting a reference to “December 31, 2024” in its place.

2. No Further Amendment. Except as amended by this Amendment, the Original Warrant remains unaltered and shall remain in full force and effect.

3.  Acknowledgements and Other Agreements. The parties hereto acknowledge and agree that, notwithstanding anything to the contrary set forth in the Forward Purchase Agreement, which provides that the Shortfall Warrants shall expire on June 30, 2024, no amendment to the Forward Purchase Agreement is necessary to effect the terms of this Amendment, and the Termination Date as set forth in this Amendment shall supersede the expiration date of the Shortfall Warrants as provided in the Forward Purchase Agreement.

4. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of that certain confirmation of equity prepaid forward transaction, dated as of April 17, 2023, as amended, by and among the Company, Envoy Medical Corporation and the Holder.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

(Signature page follows)

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

ENVOY MEDICAL, INC.

By:	/s/ David R. Wells
Name:	David R. Wells
Title:	Chief Financial Officer

METEORA SPECIAL OPPORTUNITY FUND I, LP
METEORA CAPITAL PARTNERS, LP
METEORA SELECT TRADING OPPORTUNITIES MASTER, LP
METEORA STRATEGIC CAPITAL, LLC

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	CIO/Managing Member

Acknowledged and Agreed,

ENVOY MEDICAL CORPORATION

By:	/s/ David R. Wells
Name:	David R. Wells
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Common Stock Purchase Warrant]